UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective November 25, 2013, Ken C. Tamblyn resigned as a director of Gulf Island Fabrication, Inc. (the Company). At the time of his resignation, Mr. Tamblyn served as a Class I Director with a term set to expire in 2016. Mr. Tamblyn was a member of the Company’s Audit Committee at the time of his resignation. In written correspondence to the Company, Mr. Tamblyn stated that his resignation was due to his disagreement with the Company’s policies regarding director compensation.

A copy of the resignation letter Mr. Tamblyn submitted to the Company is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Letter of Resignation from Ken C. Tamblyn, dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Jeffrey M. Favret
Jeffrey M. Favret Chief Financial Officer and Treasurer

Dated: December 2, 2013